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                                                                    EXHIBIT 11.1


               STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE



                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                           ----------------------
                                                                                    1996
                                                                           ----------------------
                                                                               (IN THOUSANDS,
                                                                           EXCEPT PER SHARE DATA)
Net loss...............................................................           $ (6,644)
                                                                                  ========
Weighted average common shares outstanding.............................             10,575
Effect of stock options pursuant to SEC rules..........................              1,095
Conversion of preferred stock..........................................                528
                                                                                  --------
Weighted average number of common shares used to compute pro forma loss
  per share............................................................             12,198
                                                                                  ========
Pro forma loss per common share........................................           $  (0.54)
                                                                                  ========